EXHIBIT 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Tim Gargaro
Exide Technologies
678-566-9000
tim.gargaro@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES ANNOUNCES LEADERSHIP CHANGE
IN ITS TRANSPORTATION DIVISION

Alpharetta, Ga. – (May 4, 2005) – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical-energy solutions, today announced the appointment of Rodolphe Reverchon as President — Transportation Europe. Mr. Reverchon succeeds David Jackson, who has announced his decision to leave the Company to pursue other opportunities.

“This change continues to focus our Transportation Europe division on developing strong relationships with our supply partners and customers and managing the ongoing impact of rising commodity prices – especially lead,” said Exide President and CEO Gordon A. Ulsh.

Mr. Reverchon joined Exide in 2003 as Vice President — Operations Europe. Previously, he spent more than seven years at Bosch Chassis & Systems as European Manufacturing Director, Plant Manager and Manufacturing Quality Manager Europe. Mr. Reverchon also has served more recently as Quality Manager France at Valeo Engine Cooling Systems and CEO at Sorevad Industries.

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“When I was fortunate to join Exide last month, I told our team that I am committed to helping to restore this Company and build a great brand,” said Mr. Ulsh. “We face some significant challenges, and our success requires that we as a team are uncompromising when it comes to moving closer to our customers, implementing programs that will drive profitability and quality, and enhancing the level of pride and loyalty among our employees. I fully believe that Rodolphe shares the commitment to restoring Exide and has the passion to make that goal a reality.

“I also want to thank David for all of his hard work and progress in facing the adverse business conditions that Exide has experienced during the past year. I appreciate his contributions during the past three years in creating a solid foundation that we can build upon, and everyone at Exide wishes David the best in his future endeavors,” Mr. Ulsh said.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s two global business groups – transportation and industrial energy – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements as defined by the Securities Litigation Reform Act of 1995. As such, they involve known and unknown risks,

uncertainties and other factors that may cause the Company’s actual results to be materially different from any results expressed or implied by such forward-looking statements. Examples of forward-looking statements include, but are not limited to, (i) statements of plans of and objectives of the Company or its management or board of directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (ii) statements of future economic performance, and (iii) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.